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                             [Letterhead of SAFECO]

                                October 17, 1997

SAFECO Corporation
4333 Brooklyn Avenue N.E.
Seattle, WA  98185

        RE:   EXCHANGE OFFER RELATING TO 6 7/8% NOTES DUE JULY 15, 2007

Ladies and Gentlemen:

        I am General Counsel of SAFECO Corporation, a Washington corporation (the "Company"), and in that capacity I have acted as counsel to the Company in connection with its offer to exchange its 6 7/8% Notes due July 15, 2007 (the "Exchange Notes"), which are being registered under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-4 (the "Registration Statement"), for an equal principal amount at maturity of the outstanding 6 7/8% Notes due July 15, 2007 (the "Original Notes").

        In rendering the opinions set forth herein, I have examined, among other things, (i) the Indenture dated as of July 15, 1997, between the Company and The Chase Manhattan Bank, as Trustee (the "Indenture"); (ii) the form of Exchange Notes; (iii) the Registration Rights Agreement dated as of July 15, 1997 (the "Registration Rights Agreement") between the Company and Smith Barney Inc.; and
(iv) the Amended and Restated Articles of Incorporation and Bylaws of the Corporation. I have examined original or reproduced or certified copies of such Company records, certificates of public officials and Company officers, and other instruments and documents, and have made such other investigations, as I have deemed necessary or appropriate to enable me to express the opinions set forth herein.

        In rendering such opinions, I have assumed the genuineness of all signatures on original documents, the completeness and authenticity of all records and documents submitted to me as originals and the conformity to authentic originals of all copies submitted to me as conformed or photostatic copies. In examining documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

        Subject to the qualifications and limitations expressed above, and on the basis of the foregoing, I am of the opinion that:

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SAFECO Corporation
October 17, 1997
Page 2



              (a) The Indenture has been duly authorized, executed and delivered by, and is a binding agreement of, the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and

              (b) The Exchange Notes have been duly authorized and, when authenticated in accordance with the provisions of the Indenture and issued and delivered pursuant to the Registration Rights Agreement, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by
(i) bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

        The opinions expressed above also are subject to the following exclusions and qualifications:

              1. I express no opinion as to any laws other than the federal laws of the United States and the internal laws of the State of Washington ordinarily applicable to transactions contemplated by the Indenture and Registration Rights Agreement.

              2. This opinion is being furnished solely to you in connection with the filing of the Registration Statement and may be relied upon by you, but may not otherwise be relied upon by any other person. No other use or distribution of this opinion may be made without my prior written consent.

        I hereby consent to the filing of this opinion with the Securities and Exchange Commission (the "Commission") as an exhibit to the Registration Statement. I also consent to the reference to myself under the caption "Validity of Exchange Securities" in the Registration Statement. In giving this consent, I do not hereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ James W. Ruddy
James W. Ruddy
General Counsel

cc:  Boh A. Dickey, President